                  CODE OF ETHICS AND INSIDER TRADING POLICY OF
                           FFP NEW HORIZONS FUND, INC.

                                TABLE OF CONTENTS
I.       BACKGROUND                                                                      1
         A.    CODE OF ETHICS                                                            1
         B.    INSIDER TRADING POLICY                                                    1
II.      ADOPTION OF CODE OF ETHICS AND INSIDER TRADING POLICY                           2
         A.    ADOPTION BY THE FUND                                                      2
         B.    ADOPTION BY THE INVESTMENT ADVISER AND UNDERWRITER                        2
III.     DEFINITIONS                                                                     2
IV.      POLICIES                                                                        5
         A.    CODE OF ETHICS                                                            5
         B.    POLICY ON INSIDER TRADING                                                 5
V.       PROHIBITED ACTIVITIES                                                           5
         A.    PROHIBITED TRADING ACTIVITIES BY ACCESS PERSONS AND INSIDERS              5
         B.    PROHIBITED TRADING ACTIVITIES BY INSIDERS                                 6
         C.    PROHIBITED INVESTMENTS                                                    6
         D.    OTHER PROHIBITED ACTIVITIES                                               6
VI.      PROCEDURES                                                                      7
         A.    DESIGNATION OF COMPLIANCE OFFICER                                         7
         B.    DETERMINATION OF ACCESS PERSONS AND INSIDERS                              7
         C.    EXECUTION AND ACKNOWLEDGEMENT OF CODE AND POLICY                          7
         D.    PREAPPROVAL OF TRADES                                                     8
         E.    BROKERAGE STATEMENTS AND TRANSACTIONS                                     8
VII.     REPORTS AND RECORDS                                                             9
         A.    SECURITIES OWNED                                                          9
         B.    SECURITIES TRANSACTIONS REPORTS                                           9
         C.    REPORTS TO THE BOARD                                                      9
         D.    ANNUAL CERTIFICATION                                                     10
         E.    RECORDS                                                                  10
VIII.    EXEMPTIONS                                                                     11
         A.    DISCRETIONARY EXEMPTIONS                                                 11
         B.    EXEMPT SECURITIES                                                        11
IX.      SANCTIONS                                                                      12
         A.    SANCTIONS BY MANAGEMENT                                                  12
         B.    SANCTIONS BY REGULATORY AUTHORITIES                                      12
ACKNOWLEDGEMENT                                                                         13

I.       BACKGROUND

A.       CODE OF ETHICS

         1. LIABILITY UNDER RULE 17J-1. Rule 17j-1 (Rule) adopted by the Securities and Exchange Commission under the Investment Company Act of 1940 (1940 Act) makes it unlawful for affiliated persons of a registered investment company, its principal underwriter or its investment adviser to engage in certain prohibited activities in connection with the purchase or sale by those persons, directly or indirectly, of a security held or to be acquired by the registered investment company. Those prohibited activities include:

              A. employing any device, scheme or artifice to defraud the registered investment company; or

              B. making any untrue statement of a material fact to the investment company; or

              C. omitting to state a material fact to the investment company which fact is necessary to prevent statements made by the person, from being misleading in light of the circumstances under which they were made;

              D. engaging in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the investment company; or

              E. engaging in any manipulative practice with respect to the investment company.

         2. PROCEDURAL REQUIREMENTS. The Rule requires each registered investment company and each underwriter or investment adviser for each registered investment company to adopt a written code of ethics containing provisions reasonably necessary to prevent its access persons, as defined by the Securities and Exchange Commission, from engaging in any of the activities prohibited by the Rule. In addition, they must adopt procedures reasonably designed to prevent violations of those prohibitions and must use reasonable diligence to enforce those procedures and prevent violations.

B.       INSIDER TRADING POLICY

         1. SANCTIONS. The Insider Trading and Securities Fraud Enforcement Act of 1988 (Insider Trading Act) imposed both criminal and civil sanctions against persons who purchase or sell securities while in possession of material, nonpublic information or who communicate material, nonpublic information in connection with a transaction in securities. The Insider Trading Act also imposes liability on persons who control or are responsible for supervising those who violate the Act if the controlling persons failed to supervise those persons or adopt procedures designed to prevent violations.


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         2.   PROCEDURAL REQUIREMENTS.  The Insider Trading Act requires investment advisers, broker-dealers and others who supervise or control persons who are subject to the insider trading rules to adopt policies prohibiting violations of the Insider Trading Act and to establish procedures reasonably designed to prevent those violations.

II.      ADOPTION OF CODE OF ETHICS AND INSIDER TRADING POLICY

A.       ADOPTION BY THE FUND

         Based on the above, FFP New Horizons Fund, Inc. (Fund) hereby adopts this Code of Ethics and Insider Trading Policy (Code and Policy) effective as of the 16th day of December, 1998 under the provisions of Rule 17j-1 of the Securities and Exchange Commission and the Insider Trading and Securities Fraud Enforcement Act of 1988. In adopting this Code and Policy, the members of the Board of Directors (Board) of the Fund, including a majority of the directors who are not interested persons of the Fund (Disinterested Directors) as defined by the Investment Company Act of 1940 (1940 Act), have determined that this Code and Policy contain provisions reasonably necessary to prevent access persons from engaging in any act, practice, or course of business prohibited by the Rule. In addition, the Board finds that the procedures contained in this Code and Policy are reasonably designed to prevent violations of the laws prohibiting the purchase and sale of securities while in possession of material nonpublic information concerning the securities or communicating such information in connection with the purchase or sale of securities.

B.       ADOPTION BY THE INVESTMENT ADVISER AND UNDERWRITER

         To prevent harm to the Fund by persons who may not be under the control of the Fund, the Fund may not enter into any agreement with
         (i) an investment adviser; (ii) a principal underwriter, (iii) any underwriter that is affiliated with the Fund or its investment adviser, or (iv) any administrative service provider who would have access to information about Fund assets, until the Board has reviewed the codes of ethics and insider trading policies adopted by those entities. In addition, the Board must obtain from those entities a certification that they have adopted procedures that they believe are reasonably necessary to prevent access persons and insiders from violating their respective codes of ethics and insider trading policies.

III.     DEFINITIONS

         All terms used in this Code and Policy that are defined in the Rule or in other rules and regulations of the Securities and Exchange Commission have the meanings assigned to them in those rules unless, based on the context, another meaning clearly applies. Specifically, the following terms have the meaning indicated when used in this Code and Policy:

         1.   ACCESS PERSON:
                                                                          2

              A. for FFP New Horizons Fund, Inc. - each member of the Board of the Fund, each officer of the Fund and each employee of the Fund who, in connection with such person's regular duties, makes, participates in, or obtains information about the purchase or sale of a security by the Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales.

              B. for FFP Advisory Services, Inc. - each member of the Board of FFP Advisory Services, Inc., each officer of FFP Advisory Services, Inc. and each employee of FFP Advisory Services, Inc. who, in connection with such person's regular duties, makes, participates in, or obtains information about the purchase or sale of a security by the Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales.

              C. for FFP Securities, Inc. - any director or officer of FFP Securities, Inc., who, in the ordinary course of such person's regular duties, makes, participates in, or obtains information about the purchase or sale of a security by the Fund or whose functions or duties as part of the ordinary course of such person's business relate to the making of any recommendation to such investment company with respect to the purchase or sales of securities.

              D. for affiliates of FFP Advisory Services, Inc. - any employee of such affiliate who, in the ordinary course of such person's regular duties, makes, participates in, or obtains information about the purchase or sale of a security by the Fund or whose functions or duties as part of the ordinary course of such person's business relate to the making of any recommendation to such investment company with respect to the purchase or sales of securities.

         2. BENEFICIAL OWNERSHIP of a security is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination applies to all securities. Generally, a person will be considered to be the beneficial owner of securities held in his or her own name or held in trust or for the benefit of such person. A person will also be considered the beneficial owner of securities held by his or her spouse, minor children, relatives including an adult children and parents who share his or her home. In addition, a person will be considered a beneficial owner of securities held by a third party if he or she receives benefits from the securities or if he or she exercises rights, such as voting or dividend rights, or if he or she has the ability to exercise rights with respect to those securities whether such rights are obtained by contract, understanding, relationship, agreement or otherwise. A person would also be considered the beneficial owner of securities if he or she has the right to claim or reclaim ownership of, or title to, the securities, now or in the future.

         3.   COMPLIANCE OFFICER is the person designated as such under
              Article VI, Section A of this Code and Policy.

         4. FUND means FFP New Horizons Fund, Inc. and, unless the context clearly indicates otherwise, its Portfolios.

         5. INSIDER means any access person and any employee, associate or affiliate of the Fund, its investment adviser, underwriter, accountants, lawyers, custodians, transfer agent, administrator or other service provider or consultant, which employee, associate or affiliate has access to or obtains any material information concerning the Fund or any other securities while performing his or her duties for or services to the Fund. A person can be an insider on a temporary basis if he or she enters into a special confidential relationship with the Fund while working on matters for the Fund or while providing services to the Fund.

         6. MATERIAL INFORMATION is generally information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of the securities to which the information relates. Information that officers, directors and employees should consider material includes, but is not limited to dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material information does not have to relate to the business of the Fund or assets acquired by it. For example, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Wall Street Journal and whether those reports would be favorable or not, since the information would affect the market price of the securities discussed in the report.

         7. PUBLIC INFORMATION is information that has been effectively communicated to the marketplace by appearing in a publication of general circulation such as the New York Times, Reuters Economic Services, or the Wall Street Journal, or inclusion in a report that is available to the public, such as an annual report filed with the Securities and Exchange Commission.

         8. PURCHASE OR SALE includes any purchase or sale of a security as defined by the securities laws and includes the writing of an option to purchase or sell the security.

         9.   SECURITY shall have the meaning set forth in the 1940 Act.

         10. SECURITIES HELD OR TO BE ACQUIRED by the Fund include any security

              A.   that is currently held by the Fund;

              B.   that has been held by the Fund within the immediate past
                   15 days;

              C. that is currently being considered for purchase by the Fund; and

              D. that has been considered for purchase by the Fund or by the investment adviser for the Fund within the immediate past 15 days.
                                                                           4

IV.      POLICIES

A.       CODE OF ETHICS

         The following policies are adopted by the Fund under the Rule and apply to all access persons as defined above:

         1. no access person shall engage in any act, practice or course of conduct that would violate the provisions of the Rule;

         2. it is the duty of all access persons to place the interest of Fund shareholders first;

         3. all access persons shall conduct personal securities transactions in a manner that is consistent with this Code and Policy and that avoids any actual, apparent or potential conflict of interest or abuse of a position of trust and responsibility; and

         4. no access person shall take inappropriate advantage of his or her position with the Fund.

B.       POLICY ON INSIDER TRADING

         The following policies are adopted by the Fund and apply to any insider of the Fund, whether or not in connection with such insider's duties to the Fund:

         1. insiders are prohibited from trading personally on the basis of material nonpublic information;

         2. insiders are prohibited from trading on behalf of third parties, including on behalf of mutual funds and private accounts managed by FFP Advisory Services, Inc. or its affiliates, on the basis of material nonpublic information; and

         3. Insiders are prohibited from communicating material nonpublic information to others in violation of the law.

V.       PROHIBITED ACTIVITIES

A.       PROHIBITED TRADING ACTIVITIES BY ACCESS PERSONS AND INSIDERS

         In furtherance of the policies adopted above, access persons and insiders are prohibited from the following trading activities:

         1. PURCHASING OR SELLING A SECURITY IF THE SECURITY IS BEING CONSIDERED for purchase or sale by the Fund;<F1>

         2.   FRONT-RUNNING any trade of the Fund<F2>;

[FN]
---------
<F1>Securities will generally be deemed considered for purchase or sale by the
Fund if the recommendation to trade has been made by the party or parties responsible for making the recommendation and if the recommendation has been communicated to others.

         3. TRADING PARALLEL to the Fund, by purchasing or selling a security at the same time that the same or a related security is being purchased or sold by the Fund;

         4. TRADING AGAINST the Fund by purchasing a security at the same time that the Fund is selling the same or a related security, or selling a security at the same time that the Fund is purchasing the same or a related security;

         5. PURCHASING OR SELLING ANY SECURITY WITHIN ONE DAY of the date on which the Fund purchases or sells the same or a related security;

         6. PURCHASING OR SELLING ANY SECURITY WITHIN SEVEN DAYS of the date on which the Fund purchases or sells the same or a related security if the access person is responsible for determining which securities the Fund will purchase; or

         7. PURCHASING OR SELLING ANY SECURITY without obtaining written approval from the Compliance officer prior to the transaction.

         Disinterested Directors who are access persons are not subject to the prohibitions of this Article V, Section A., unless they have actual knowledge of the transactions being made by the Portfolio or have been given access to such information.

B.       PROHIBITED TRADING ACTIVITIES BY INSIDERS

         No insider shall buy or sell any security for his or her own account if such person is in possession of, or has access to, material nonpublic information concerning the security. No insider shall communicate any material nonpublic information to any person except as is required in connection with his or her duties hereunder and only to insiders who are subject to this Code and Policy or a comparable code of ethics and insider trading policy.

C.       PROHIBITED INVESTMENTS

         Access persons are prohibited from making the following investments:

         1. INVESTMENT IN BROKER-DEALERS. No access person may purchase or otherwise acquire a security issued by any broker-dealer that executes transactions for the Fund or that is in a position to execute brokerage transactions for the Fund.

         2. SHORT TERM INVESTMENTS. No access person shall profit from short term trading - that is purchasing and selling the same securities within periods of less than 30 days.

         3. INVESTMENTS IN INITIAL PUBLIC OFFERINGS. No access person shall make investments in initial public offerings if the offering is one in which the Fund could participate.

D.       OTHER PROHIBITED ACTIVITIES

[FN]
-------------
<F2>The term "front-run" means trading on the basis of nonpublic information regarding an intended transaction by the Fund or Portfolio, whether or not the access person's trade and the Fund's or Portfolio's trade take place in the same market or within one day of each other.

         1. GIFTS. No access person or insider shall accept any gift from any person or entity doing business with or on behalf of the Fund, except for (i) gifts that have a value of less than $100
              (ii) reasonable amounts paid for meals or (iii) reasonable amounts paid for tickets to sporting events or other forms of entertainment. All gifts must be reported to the Compliance Officer as provided in Article VI, Section C, below.

         2. PROHIBITION ON DIRECTORSHIPS. No access person shall serve as a director of publicly traded companies except for companies affiliated with the investment adviser or underwriter of the Fund, unless the Board determines, before the access person accepts the position, that such service would be consistent with the interests of the Fund and its shareholders. Any person so serving must be segregated from any persons who make investment decisions for the Funds.

VI.      PROCEDURES

A.       DESIGNATION OF COMPLIANCE OFFICER

         The President of the Fund shall designate a Compliance Officer of the Fund, who may be the same as the Compliance Officer of the investment adviser to the Fund. The name of the Compliance Officer shall be attached to these procedures and disseminated with them to all persons who are or may become access persons or insiders to the Fund. The Compliance Officer may designate assistants who may act for the Compliance Officer in carrying out some or all of his or her obligations under this Code and Policy and/or may act in the absence of the Compliance Officer. Such assistants shall be authorized to act for the Compliance Officer in carrying out the duties of the Compliance Officer, but shall not relieve the Compliance Officer of his or her obligation to oversee compliance with this Code and Policy.

         Until a written designation changing the Compliance Officer for the Fund is provided to all persons who have executed this Code and Policy, the Compliance Officer shall be Robin H. Rodermund.

B.       DETERMINATION OF ACCESS PERSONS AND INSIDERS

         As soon as practicable after the adoption of this Code and Policy, the Compliance Officer shall make a list of all persons the Compliance Officer deems are access persons or insiders of the Fund and who shall be subject to this Code and Policy. The list shall be amended to add any persons who subsequently become access persons or insiders and to remove any persons who are no longer access persons or insiders. The determination of the Compliance Officer of a person's status as an access person or insider shall be final. A copy of the list shall be given to each person who is on the list and the original shall be kept with this Code and Policy.

C.       EXECUTION AND ACKNOWLEDGEMENT OF CODE AND POLICY

         1. INITIAL EXECUTION. Immediately upon adoption of this Code and Policy and
                                                                           7
              dissemination by the Compliance Officer of the list of access persons and and Policy and execute the acknowledgement attached hereto indicating that he or she has read the Code and Policy and agrees to comply with its terms. Any person who is appointed or employed in a position that would make them an access person or insider must review this Code and Policy and execute the
              acknowledgment before taking on the duties of the position.   In
              addition, the Compliance Officer may require that each person employed by the Fund or who provides services or has access to information concerning the Fund review this Code and Policy and agree to comply with its provisions to the extent he or she may be, or may be deemed, in the future to be, insiders of the Fund.

         2. ANNUAL CERTIFICATION. Every year, each access person and insider shall sign a certification verifying that he or she has complied with all provisions of the Code and Policy during the year except for any deviations that have previously been reported to the Compliance Officer. Each such person shall further certify that he or she agrees to continue to abide by its terms. The certification shall also include disclosure of all gifts that the access person or insider has received from any person or entity doing business with or on behalf of the Fund.

D.       PREAPPROVAL OF TRADES

         No access person or insider shall buy or sell any security or execute
                                                       ---
         any transaction in a security for such person's own account or for any account in which the person has a beneficial ownership, without first obtaining written approval from the Compliance Officer. The Compliance Officer shall approve a transaction unless the Compliance Officer has reason to believe that the transaction may violate any of the prohibitions of this Code and Policy. Any approval of a transaction is effective only for the dates indicated by the Compliance Officer in giving the approval. If the approval to execute a transaction is denied due to a potential prohibition under
         Article V, Section A, the Compliance Officer may so advise the person requesting the transaction and that person may request permission to execute the transaction at a later time. The Compliance Officer may, but is not obligated to, notify the person requesting the trade when the trade may be executed.

E.       BROKERAGE STATEMENTS AND TRANSACTIONS

         Each access person and insider shall provide copies of all brokerage statements for their own accounts or for any accounts in which such access person has a beneficial ownership, to the Compliance Officer upon request of such Compliance Officer. All such persons must also agree to execute all transactions in securities through a broker-dealer affiliated with the Fund or the investment adviser of the Fund as may be designated by the Compliance Officer. This requirement would apply to transactions for the person's own account and for any accounts in which he or she has a beneficial ownership and for which he or she controls the execution of transactions in such securities.
                                                                          8

VII.     REPORTS AND RECORDS

A.       SECURITIES OWNED

         At the initial adoption of this Code and Policy or at the time a person becomes an access person or insider if later, and annually thereafter, each access person and insider shall provide the Compliance Officer with a list of the securities then owned by such person.

B.       SECURITIES TRANSACTIONS REPORTS

         Within 10 days after the end of each calendar quarter every access person and insider shall submit reports to the Compliance Officer in the form provided by the Compliance Officer showing all transactions in securities in which the person has, or by reason of such transaction acquires, any beneficial ownership. Such reports shall contain the following information:

         1.   the date of each transaction in securities during the quarter;

         2.   the title of each security;

         3. the number of shares or units or the principal amount of each security involved in each transaction;

         4.   the nature of each transaction (purchase, sale, option, etc.);

         5.   the price at which each transaction was executed; and

         6. the name of the broker, dealer or other financial institution through which each transaction was executed.

         Any report under this Section may contain language stating that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates. No access person needs to report about a transaction in a security for an account over which the access person has no direct or indirect influence or control. Furthermore, Disinterested Directors who are required to submit the reports only because they are directors of the Fund are not required to submit the reports unless, during the quarter, they knew, or in the ordinary course of fulfilling their official duties as a director of the Fund, should have known that during the 15 day period immediately preceding or after the date of a transaction in a security by the director, such security was purchased or sold by the Fund, or the purchase or sale was considered by the Fund.

C.       REPORTS TO THE BOARD

         The Compliance Officer of the Fund and of each investment adviser and principal or affiliated underwriter of the Fund, shall provide the Board at least annually a report describing all issues arising under the Code and Policy since the last report to the Board, including, but not limited to:
                                                                          9

         1. a copy of the Code and Policy then in effect for the Fund and the code of ethics and insider trading policy of each investment adviser and principal or affiliated underwriter of the Fund;

         2. a summary of the existing procedures adopted by the Fund and each investment adviser and principal or affiliated underwriter of the Fund, intended to assure compliance with the provisions of the Rule and the Insider Trading Act;

         3. a description of any violations under this Code and Policy or under the Codes of Ethics or Insider Trading Policies of the investment adviser and principal or affiliated underwriter of the Fund, which violations relate to the Fund;

         4. a description of any sanctions imposed for violations of the respective Codes of Ethics and Insider Trading Policies of the fund and each investment adviser and principal or affiliated underwriter of the Fund;

         5. a description of any changes to the Codes of Ethics or Insider Trading Policies of the investment adviser and principal or affiliated underwriter of the Fund, or in the procedures used to implement them; and

         6. a description of any recommended or proposed changes to the Code and Policy or in the procedures used to implement it.

D.       ANNUAL CERTIFICATION

         The management of the Fund, its investment adviser and any principal or affiliated underwriter shall certify annually to the Board that each of such parties has adopted such procedures as each deems reasonably necessary to prevent access persons and insiders from violating the Rule and the Insider Trading Act.

E.       RECORDS

         The Compliance Officer shall maintain the following records at the principal place of business of the Fund and shall make such records available to the Board, the Securities and Exchange Commission or any representative of the Securities and Exchange Commission or any other regulatory authority having jurisdiction over the Fund, during reasonable business hours:

         1. a copy of this Code and Policy as currently in effect and of any amendments to it or restatements of it that have been in effect during the current year and any of the past five fiscal years;

         2. a copy of any other Code of Ethics or Insider Trading Policy which is, or at any time within the past five fiscal years has been, in effect for the Fund;

         3. a record of any violation of any such Code of Ethics or Insider Trading Policy and of any action taken as a result of such violation that has occurred during the current year or any of the past five fiscal years;

         4. a copy of each report made by an access person or insider pursuant to this Code and Policy during the current year and the past five fiscal years;
                                                                           10

         5. a copy of any other reports made to the Board pursuant to this Code and Policy or any prior Code of Ethics or Insider Trading Policy during the current year or any of the past five fiscal years;

         6. a list of all access persons and insiders who have been subject to this Code and Policy or any prior Code of Ethics or Insider Trading Policy during the current year and the past five fiscal years;

         7. a list of all Compliance Officers designated under this Code and Policy or under any prior Code of Ethics or Insider Trading Policy during the current year and the past five fiscal years of the Fund; and

         8. a list of any other persons responsible for reviewing the reports of securities transactions required from access persons and insiders during the current year and the past five fiscal years of the Fund.

VIII.    EXEMPTIONS

A.       DISCRETIONARY EXEMPTIONS

         Any access person or insider may ask the Compliance Officer to determine, prior to a transaction, based on all available information, that the proposed transaction by the access person or insider, in light of all circumstances, should be exempted from the prohibitions of Article V. Once the Compliance Officer makes a determination, the access person shall be bound by it.

B.       EXEMPT SECURITIES

         The following securities are exempt from the reporting requirements under Article VII, Section B, the prohibitions under Article V, Section A and the preapproval of securities transactions under
         Article VI, Section D:

         1.   direct obligations issued or guaranteed by the United States,

         2. short-term securities issued or guaranteed by an agency or instrumentality of the United States,

         3.   bankers' acceptances,

         4.   bank certificates of deposit,

         5.   commercial paper;

         6.   shares of stock purchased under a dividend reinvestment plan;

         7. automatic investments made under a prior continuing authorization; and

         8. shares of any open-end management investment company (mutual fund); provided the Fund does not own and cannot purchase shares in that mutual fund or in any fund that shares assets or is in a common family of funds with the mutual fund. The Compliance Officer may issue, from time to time, a list of mutual funds that are restricted and subject to all the provisions of this Code and Policy.

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

IX.      SANCTIONS

A.       SANCTIONS BY MANAGEMENT

         This Code and Policy shall be strictly enforced. The Compliance Officer is required to report all violations immediately to management and to recommend to management the appropriate sanctions to apply for violations. Management shall be responsible for making the final determination concerning the application of sanctions. Those sanctions may include:

         1.   fines;

         2.   disgorgement of profits;

         3.   payment of amounts equal to any losses avoided;

         4.   rescission of transactions;

         5.   assigning securities purchased wrongfully to the Fund

         6.   restrictions on future trading in securities;

         7.   suspension;

         8.   termination; or

         9. any penalty that could be imposed under the applicable securities laws.

B.       SANCTIONS BY REGULATORY AUTHORITIES

         In the event of a material violation of this Code that also involves a violation of state or federal securities laws, rules or regulations, management may notify the appropriate regulatory authorities of such material violation and provide information to such authorities necessary for them to investigate and prosecute the violation. The access person or insider will be subject to all the penalties under the securities acts for such violations. Those penalties include:

         1.   injunctions;

         2.   fines;

         3.   criminal sanctions;

         4.   suspension or bar from the securities business.

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
                                 ACKNOWLEDGEMENT

I, the undersigned hereby acknowledge receipt of a copy of this CODE OF ETHICS AND INSIDER TRADING POLICY for FFP New Horizons Fund, Inc., which I have read and understand. I further understand and acknowledge that any violation of the Code, Policy or Procedures including engaging in a prohibited transaction or failure to file reports as required, may subject me to disciplinary action, including termination of employment.

SIGNATURE:


Print Name:

Title:

Date:

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